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Exhibit 10.2

UNIPHASE CORPORATION

1996 NONQUALIFIED STOCK OPTION PLAN

        1.    Establishment, Purpose, and Definitions.

          (a)  There is hereby adopted the 1996 Nonqualified Stock Option Plan (the "Plan") of Uniphase Corporation (the "Company").

          (b)  The purpose of the Plan is to provide a means whereby eligible individuals (as defined in paragraph 4, below) can acquire shares of the Company's Common Stock, $0.001 par value per share (the "Stock"). The Plan provides employees, independent contractors, and consultants of the Company and of its Affiliates (as defined below), but excluding officers and directors, an opportunity to purchase shares of Stock pursuant to options which are not described in Sections 422 or 423 of the Internal Revenue Code of 1986, as amended (the "Code") (referred to as "nonqualified stock options").

          (c)  The term "Affiliates" as used in the Plan means parent or subsidiary corporations, as defined in Sections 424(e) and (f) of the Code (but substituting "the Company" for "employer corporation"), including parents or subsidiaries which become such after adoption of the Plan.

        2.    Administration of the Plan.

          (a)  The Plan shall be administered by the Board of Directors of the Company (the "Board"). The Board may delegate the responsibility for administering the Plan to a committee, under such terms and conditions as the Board shall determine (the "Committee"). Members of the Committee shall serve at the pleasure of the Board. The Committee shall select one of its members as chairman, and shall hold meetings at such times and places as it may determine. A majority of the Committee shall constitute a quorum and acts of the Committee at which a quorum is present, or acts reduced to or approved in writing by all the members of the Committee, shall be the valid acts of the Committee. If the Board does not delegate administration of the Plan to the Committee, then each reference in this Plan to "the Committee" shall be construed to refer to the Board.

          (b)  The Committee shall determine which eligible individuals (as defined in paragraph 4, below) shall be granted options under the Plan, the timing of such grants, the terms thereof (including any restrictions on the Stock), and the number of shares of Stock subject to such options.

          (c)  The Committee may amend the terms of any outstanding option granted under this Plan, but any amendment which would adversely affect an optionee's rights under an outstanding option shall not be made without the optionee's written consent. The Committee may, with the optionee's written consent, cancel any outstanding stock option or accept any outstanding stock option in exchange for a new option.

          (d)  The Committee shall have the sole authority, in its absolute discretion to adopt, amend, and rescind such rules and regulations as, in its opinion, may be advisable for the administration of the Plan, to construe and interpret the Plan, the rules and the regulations, and the instruments evidencing options granted under the Plan and to make all other determinations deemed necessary or advisable for the administration of the Plan. All decisions, determinations, and interpretations of the Committee shall be binding on all participants.

        3.    Stock Subject to the Plan.

          (a)  An aggregate of 150,000 shares of Stock shall be available for the grant of stock options and the issuance of Stock under the Plan. If an option is surrendered (except surrender for shares of Stock) or for any other reason ceases to be exercisable in whole or in part, the shares which were subject to such option but as to which the option had not been exercised shall continue to be available under the Plan. Any Stock which is retained by the Company upon exercise of an option in order to satisfy the exercise price for such option or any withholding taxes due with respect to such option exercise shall be treated as issued to the optionee and will thereafter not be available under the Plan.

          (b)  If there is any change in the Stock subject to either the Plan or an option agreement pursuant to the Plan, through merger, consolidation, reorganization, recapitalization, reincorporation, stock split, stock dividend (in excess of two percent (2%)), or other change in the corporate structure of the Company, appropriate adjustments shall be made by the Committee in order to preserve but not to increase the benefits to the individual, including adjustments to the aggregate number, kind of shares, and price per share subject to either the Plan or an option agreement.

        4.    Eligible Individuals.    Individuals who shall be eligible to have granted to them the options provided for by the Plan shall be such employees, independent contractors and consultants of the Company or an Affiliate, excluding officers and directors, as the Committee, in its discretion, shall designate from time to time.

        5.    The Option Price.    The purchase price of the Stock covered by each nonqualified stock option shall be not less than eighty-five percent (85%) of the per share fair market value of such Stock on the date the option is granted. The exercise price of an option shall be subject to adjustment to the extent provided in paragraph 3(b), above.

        6.    Terms and Conditions of Options.

          (a)  Each option granted pursuant to the Plan will be evidenced by a written stock option agreement executed by the Company and the person to whom such option is granted.

          (b)  The Committee shall determine the term of each option granted under the Plan; provided, however, that the terms of all options granted under the Plan shall not be for more than eight (8) years.

          (c)  An optionee's stock option agreement may contain such other terms, provisions and conditions consistent with this Plan as may be determined by the Committee.

        7.    Use of Proceeds.    Cash proceeds realized from the issuance of Stock under the Plan shall constitute general funds of the Company.

        8.    Amendment, Suspension, or Termination of the Plan.

          (a)  The Board may at any time amend, suspend or terminate the Plan as it deems advisable; provided that such amendment, suspension or termination complies with all applicable requirements of state and federal law.

          (b)  No option may be granted under the Plan during any suspension or after the termination of the Plan, and no amendment, suspension or termination of the Plan shall, without the affected individual's consent, alter or impair any rights or obligations under any option previously granted under the Plan.

        9.    Assignability.    Unless otherwise provided in a specific option agreement, each option granted pursuant to this Plan shall, during an optionee's lifetime, be exercisable only by such optionee, and neither the option nor any right hereunder shall be transferable by such optionee by operation of law or otherwise other than by will or the laws of descent and distribution.

        10.    Payment Upon Exercise of Options.

          (a)  Payment of the purchase price of Stock to be received upon exercise of any option granted under this Plan shall be made in cash; provided, however, that the Committee, in its sole discretion, may permit an optionee to pay the purchase price in whole or in part (i) with shares of Stock owned by the optionee; (ii) by delivery on a form prescribed by the Committee of an irrevocable direction to a securities broker approved by the Committee to sell shares of Stock and deliver all or a portion of the proceeds to the Company in payment for the Stock to be received upon exercise of the option; (iii) by delivery of the optionee's promissory note with such recourse, interest, security, and redemption provisions as the Committee in its discretion determines appropriate; or (iv) in any combination of the foregoing. Any Stock used to exercise options shall be valued at its fair market value on the date of the exercise of the option. In addition, the Committee, in its sole discretion, may authorize the surrender by an optionee of all or part of an unexercised option and authorize a payment in consideration thereof of an amount equal to the difference between the aggregate fair market value of the Stock subject to such option and the aggregate option price of such Stock. In the Committee's discretion, such payment may be made in cash, shares of Stock with a fair market value on the date of surrender equal to the payment amount, or some combination thereof.

          (b)  In the event that the purchase price is satisfied by the Committee retaining from the shares of Stock otherwise to be issued to optionee shares of Stock having a value equal to the purchase price, the Committee may grant an optionee an additional option, with terms identical to such optionee's then existing stock option agreement, entitling such optionee to purchase additional Stock in an amount equal to the number of shares so retained.

        11.    Withholding Taxes.

          (a)  No option granted under the Plan shall be exercised until the optionee has made arrangements acceptable to the Committee for the satisfaction of federal, state, and local income and employment tax withholding obligations, including without limitation obligations incident to the receipt of Stock under the Plan and the lapsing of restrictions applicable to such Stock. Upon an optionee's exercise of a stock option, the Company may satisfy its withholding obligations by withholding from such optionee or requiring the optionee to surrender shares of Stock sufficient to satisfy federal, state and local income and employment tax withholding obligations.

          (b)  In the event that such withholding is satisfied by the Company or an optionee's employer retaining from the shares of Stock otherwise to be issued to such optionee shares of Stock having a value equal to such withholding tax, the Committee may grant to an optionee an additional option, with terms identical to such optionee's then existing stock option agreement under which the option was received, entitling optionee to purchase additional Stock in an amount equal to the number of shares so retained.

        12.    Restrictions on Transfer of Shares.    The Stock acquired pursuant to the exercise of options granted under the Plan shall be subject to such restrictions and agreements regarding sale, assignment, encumbrances or other transfer as are in effect among the stockholders of the Company at the time such Stock is acquired, as well as to such other restrictions as the Committee shall deem advisable.

        13.    Corporate Transaction.

          (a)  For purposes of this Section 13, a "Corporate Transaction" shall include any of the following stockholder-approved transactions to which the Company is a party:

            (i)    a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state of the Company's incorporation;

            (ii)  the sale, transfer or other disposition of all or substantially all of the assets of the Company in liquidation or dissolution of the Company; or

            (iii)  any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a holder or holders different from those who held such securities immediately prior to such merger.

          (b)  In the event of any Corporate Transaction, all outstanding options shall vest in their entirety and become exercisable immediately prior to the specified effective date of the Corporate Transaction unless such options are assumed by the successor corporation or its parent company pursuant to options providing substantially equal value and having substantially equivalent provisions as the options granted under this Plan.

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  Exhibit 10.2